QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLE COMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

APPLE COMPUTER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 24, 2002

To Holders of Common Stock of
Apple Computer, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "Company"), will be held on Wednesday, April 24, 2002 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect the Company's Board of Directors.

  2.
  To approve an amendment to the 1998 Executive Officer Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 5,000,000 shares.

  3.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002.

  4.
  To consider two shareholder proposals.

  5.
  To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

        Only shareholders of record as of the close of business on March 1, 2002 are entitled to receive notice of, to attend and to vote at the meeting.

Sincerely,

NANCY R. HEINEN Senior Vice President, General Counsel and Secretary

Cupertino, California
March 21, 2001

APPLE COMPUTER, INC.
1 Infinite Loop
Cupertino, California 95014

PROXY STATEMENT

Introduction

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Apple Computer, Inc., a California corporation (the "Company"), for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, April 24, 2002 at 10:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address shown above.

        The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson Shareholder Communications Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.

        These proxy solicitation materials were mailed on or about March 21, 2002 to all shareholders entitled to vote at the Annual Meeting.

Procedural Matters

        Shareholders of record as of the close of business on March 1, 2002 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. There were 353,874,980 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was $23.45 per share.

        A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

        The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson Shareholder Communications Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or telegram.

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Required Vote

        In the election of directors, the six candidates receiving the highest number of affirmative votes will be elected as directors. Every shareholder complying with Section 708(b) of the California General Corporation Law may cumulate such shareholder's votes in the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. Pursuant to Section 708(b), no shareholder may cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In such event, the proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the nominees in their sole discretion. Proposals 2 through 5 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to a proposal.

Proxy Voting; Internet Voting

        Shareholders may vote without attending the meeting by submitting a proxy or by voting electronically through the Internet or by telephone. If specific voting instructions are provided, the shares will be voted as indicated. If a proxy card is returned without voting instructions, the shares represented by the proxy will be voted for the election of the nominees for director, for Proposals 2 and 3, against Proposals 4 and 5 and as the persons named as proxies deem advisable on such other matters that may come before the annual meeting.

        Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

        Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

Directors

        Listed below are the six directors nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.

Name	Position With the Company	Age	Director Since
William V. Campbell	Director	61	1997
Millard S. Drexler	Director	57	1999
Lawrence J. Ellison	Director	57	1997
Steven P. Jobs	Director and Chief Executive Officer	47	1997
Arthur D. Levinson	Director	52	2000
Jerome B. York	Director	63	1997

        William V. Campbell has been Chairman of the Board of Directors of Intuit, Inc. ("Intuit") since August 1998. From September 1999 to January 2000, Mr. Campbell acted as Chief Executive Officer of Intuit. From April 1994 to August 1998, Mr. Campbell was President and Chief Executive Officer and a director of Intuit. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. Mr. Campbell also serves on the board of directors of SanDisk Corporation and Loudcloud, Inc.

        Millard S. Drexler has been Chief Executive Officer of Gap Inc. since 1995 and President since 1987. Mr. Drexler has been a member of the Board of Directors of Gap Inc. since November 1983. He also served as the President of the Gap Division from 1983 to 1987.

        Lawrence J. Ellison has been Chief Executive Officer and a director of Oracle Corporation ("Oracle") since he co-founded Oracle in May 1977, and was President of Oracle until June 1996. Mr. Ellison has been Chairman of the Board of Oracle since June 1995.

        Steven P. Jobs is one of the Company's co-founders and currently serves as its Chief Executive Officer. Mr. Jobs is also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NeXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997 when NeXT was acquired by the Company. Mr. Jobs also serves as a director of Gap Inc.

        Arthur D. Levinson, Ph.D.    has been President, Chief Executive Officer and a director of Genentech Inc. ("Genentech") since July 1995. Dr. Levinson has been Chairman of the Board of Directors of Genentech since September 1999. He joined Genentech in 1980 and served in a number of executive positions, including Senior Vice President of R&D from 1993 to 1995.

        Jerome B. York is Chairman and Chief Executive Officer of Micro Warehouse, Inc. Previously, he was Vice Chairman of Tracinda Corporation from September 1995 to October 1999. In May 1993, he joined International Business Machines Corporation ("IBM") as Senior Vice President and Chief Financial Officer, and he served as a director of IBM from January 1995 to August 1995. Prior to joining IBM, Mr. York served in a number of executive positions at Chrysler Corporation, including Executive Vice President-Finance and Chief Financial Officer from May 1990 to May 1993. He also served as a director of Chrysler Corporation from 1992 to 1993. Mr. York is also a director of MGM Mirage, Inc. and Metro-Goldwyn-Mayer, Inc.

Board Meetings and Committees

        The Board met and/or took action by written consent a total of sixteen times during fiscal year 2001. The Board has a standing Compensation Committee, a Nominating Committee and an Audit and Finance Committee ("Audit Committee").

        The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company's executive officers and for administering the Company's stock option plans. The Compensation Committee was re-established in August 2001 and, as a result, only had an opportunity to meet and/or take action by written consent once before the end of fiscal year 2001. Members of the Compensation Committee are Messrs. Campbell, Levinson and York.

        The Nominating Committee is primarily responsible for recommending new members to the Board of Directors. The Nominating Committee was established in August of 2001 and, as a result, did not have an opportunity to meet before the end of fiscal year 2001. The Nominating Committee will consider nominees proposed by shareholders. Shareholder recommendations may be submitted to the corporate secretary in accordance with the Company's bylaws. Members of the Nominating Committee are Messrs. Campbell and Levinson.

        The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to shareholders and others, reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls that management and the Board have established and reviewing significant financial transactions. The Audit Committee met eight times during fiscal year 2001.

        Consistent with the Nasdaq audit committee structure and membership requirements, the Audit Committee is comprised of three members: Messrs. York, Campbell and Levinson. Because of Mr. York's affiliation with MicroWarehouse (see "Certain Relationships and Related Transactions"), he is deemed to be a "non-independent" director. As permitted under the Nasdaq requirements, the Board carefully considered Mr. York's affiliation with MicroWarehouse as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. Both Mr. Campbell and Dr. Levinson are independent directors under the Nasdaq requirements.

        The Audit Committee operates under a written charter adopted and recently amended by the Board which is included in this proxy statement as Appendix A.

        During fiscal year 2001, with the exception of Mr. Ellison, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Director Compensation

        In 1997, the Company ended its practice of paying cash retainers and fees to directors, and approved the Apple Computer, Inc. 1997 Director Stock Option Plan (the "Director Plan"). The shareholders approved the Director Plan in April 1998 and 800,000 shares have been reserved for issuance under the Director Plan. Pursuant to the Director Plan, the Company's non-employee directors are granted an option to acquire 30,000 shares of Common Stock upon their initial election to the Board ("Initial Options"). On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary, the director will be entitled to receive an option to acquire 10,000 shares of Common Stock ("Annual Options"). Initial Options vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. Annual Options are fully vested and immediately exercisable on their date of grant. As of the end of the fiscal year, there were options for 360,000 shares outstanding under the Director Plan. Since accepting the position of CEO, Mr. Jobs is no longer eligible for grants under the Director Plan.

Executive Officers

        The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled "Directors".

        Fred D. Anderson, Executive Vice President and Chief Financial Officer (age 57), joined the Company in April 1996. Prior to joining the Company, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. ("ADP"), a position he held from August 1992 to March 1996. Mr. Anderson also serves as a director of 3Com Corporation.

        Timothy D. Cook, Executive Vice President, Worldwide Sales and Operations (age 41), joined the Company in February 1998 as Senior Vice President, Operations and accepted the additional position of Senior Vice President, Worldwide Sales, Service and Support in 2001. Prior to joining the Company, Mr. Cook held the position of Vice President, Corporate Materials for Compaq Computer Corporation ("Compaq"). Previous to his work at Compaq, Mr. Cook was the Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with IBM, most recently as Director of North American Fulfillment.

        Nancy R. Heinen, Senior Vice President, General Counsel and Secretary (age 45), joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997.

        Ronald B. Johnson, Senior Vice President, Retail (age 43), joined the Company in January 2000. Prior to joining the Company, Mr. Johnson spent 10 years with Target Stores, most recently as Senior Merchandising Executive.

        Peter Oppenheimer, Senior Vice President of Finance and Corporate Controller (age 39), joined the Company in 1996. Mr. Oppenheimer also served with the Company in the position of Vice President and Corporate Controller and as Senior Director of Finance for the Americas. Prior to joining the Company, Mr. Oppenheimer was Chief Financial Officer of one of the four business units for Automatic Data Processing (ADP). Prior to joining ADP, Mr. Oppenheimer spent six years in the Information Technology Consulting Practice with Coopers and Lybrand.

        Jonathan Rubinstein, Senior Vice President, Hardware Engineering (age 45), joined the Company in February 1997. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated, from May 1993 to August 1996. Mr. Rubinstein also serves as a member of the Board of Directors of Immersion Corporation.

        Philip W. Schiller, Senior Vice President, Worldwide Product Marketing (age 41), rejoined the Company in 1997. Prior to rejoining the Company, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from December 1995 to March 1997 and was Director of Product Marketing at FirePower Systems, Inc. from 1993 to December 1995. Prior to that, Mr. Schiller spent six years at the Company in various marketing positions.

        Sina Tamaddon, Senior Vice President, Applications (age 44), joined the Company in September 1997. Mr. Tamaddon has also served with the Company in the position of Senior Vice President Worldwide Service and Support, and Vice President and General Manager, Newton Group. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996, Mr. Tamaddon held the position of Vice President, Professional Services with NeXT.

        Avadis Tevanian, Jr., Ph.D., Senior Vice President, Software Engineering (age 40), joined the Company in February 1997 upon the Company's acquisition of NeXT. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995, Dr. Tevanian worked as an engineer with NeXT and held several management positions.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of January 31, 2002 (the "Table Date") with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table under the heading "Executive Compensation" and (iv) all directors and executive officers as a group. On the Table Date, 353,250,304 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding
Lord, Abbett & Co.	18,609,423	(2)	5.27%
Steven P. Jobs	21,935,002	(3)	5.85%
Fred D. Anderson	1,186,004	(4)	*
William V. Campbell	70,502	(5)	*
Timothy D. Cook	951,680	(6)	*
Millard S. Drexler	60,000	(7)	*
Lawrence J. Ellison	70,000	(5)	*
Arthur D. Levinson	111,600	(8)	*
Jonathan Rubinstein	1,056,864	(9)	*
Avadis Tevanian, Jr.	1,139,172	(10)	*
Jerome B. York	90,000	(5)	*
All executive officers and directors as a group (15 persons)	29,000,046		7.55%

(1)
Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the Table Date or within 60 days thereafter.

(2)
Based on a Form 13G filed January 28, 2002 by Lord, Abbett & Co., 767 Fifth Avenue, New York, NY 10153.

(3)
Includes 21,935,000 shares of Common Stock which Mr. Jobs has the right to acquire by exercise of stock options.

(4)
Includes 1,183,332 shares of Common Stock which Mr. Anderson has the right to acquire by exercise of stock options.

(5)
Includes 70,000 shares of Common Stock which Messrs. Campbell, Ellison and York each have the right to acquire by exercise of stock options.

(6)
Includes 950,000 shares of Common Stock which Mr. Cook has the right to acquire by exercise of stock options.

(7)
Includes 40,000 shares of Common Stock which Mr. Drexler has the right to acquire by exercise of stock options.

(8)
Includes 1,400 shares of Common Stock which Dr. Levinson holds indirectly and 10,000 shares of Common Stock which Dr. Levinson has the right to acquire by exercise of stock options.

(9)
Includes 1,050,000 shares of Common Stock which Mr. Rubinstein has the right to acquire by exercise of stock options.

(10)
Includes 1,137,920 shares of Common Stock which Dr. Tevanian has the right to acquire by exercise of stock options.

*
Represents less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3, 4 or 5 or written representations that no Forms 5 were required, the Company believes that, during fiscal year 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee of the Board of Directors shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

        From April 2000 until August 2001, the entire Board of Directors acted with respect to matters previously considered by a Compensation Committee. In August 2001, the Board re-established a Compensation Committee and named William V. Campbell, Arthur D. Levinson and Jerome B. York as members. The Company's executive compensation program is administered by the Compensation Committee (the "Committee"). The Committee reviews and approves the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company and administers the Company's stock option plans.

        The Company's executive compensation program focuses on Company performance, individual performance and increases in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company, and to create value for the Company's shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

        The Company reviews executive compensation surveys in both the computer industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at competitive levels so that the Company can continue to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually.

Bonuses

        For fiscal year 2001, employees at the level of director and above were eligible for cash bonuses under the FY01 Vice Presidents and Directors Incentive Bonus Plan (the "Bonus Plan"). Bonus payouts are dependent upon the Company achieving specific revenue and profit targets in conjunction with certain specified performance goals for individual business divisions. Several divisions achieved the metrics specified in the Bonus Plan and payments were made thereunder. Executive officers and members of the

Board were not eligible to participate in the Bonus Plan. However, Mr. Tim Cook, prior to becoming Executive Vice President, Worldwide Sales and Operations, received a special one-time bonus for accepting the position of Senior Vice President Sales, Service & Support in addition to his position as Senior Vice President, Operations and Dr. Avadis Tevanian received a patent award. No other Executive Officer received a bonus during fiscal year 2001.

Equity-Based Compensation

        In fiscal year 2001, the cornerstone of the Company's executive compensation program was equity-based compensation, principally in the form of stock options. Stock options provide an opportunity to attract, motivate and retain high quality employees and executive officers while promoting the success of the Company's business. Equity awards are typically based on industry surveys, market conditions, each officer's individual performance and achievements, future responsibility and promotion, the number of unvested options held by each individual at the time of grant and the number of above market options held by the individual. In fiscal year 2001, executive officers were eligible to receive grants of stock options under the 1998 Executive Officer Stock Plan ("1998 Plan"). In addition, executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

        During fiscal year 2001, all of the Company's executive officers, excluding Mr. Jobs, received stock option grants under the 1998 Plan. Subsequent to the fiscal year end, Mr. Jobs received a stock option grant under the 1998 Plan (see below). The options granted under the 1998 Plan were at an exercise price equal to the fair market value of the Common Stock on the date of grant and other than the grant for Mr. Jobs which is described below, generally vest in annual increments over a four-year period after grant, subject to the participant's continued employment with the Company. However, the options granted to Mr. Johnson vest over four years in sixteen equal quarterly increments. All options granted under the 1998 Plan expire ten years from the date of grant unless a shorter term is provided in the option agreement or the participant's employment with the Company terminates before the end of such ten-year period.

Compensation of the Chief Executive Officer

        In December 1999, in recognition of Mr. Jobs' outstanding performance over the previous two and a half years, the Board awarded Mr. Jobs a special executive bonus in the form of a Gulfstream V airplane. The Board delivered the plane to Mr. Jobs during fiscal year 2001. Accordingly, the amounts paid during fiscal year 2001 towards the purchase of the plane and the tax assistance associated with the transfer of the plane were reported as income to Mr. Jobs. Mr. Jobs will continue to receive a salary of $1 per year for the services he performs as the Company's Chief Executive Officer.

        Since substantially all of Mr. Jobs' existing options are significantly underwater, in October 2001 the Compensation Committee recommended and the Board approved granting Mr. Jobs options to purchase 7,500,000 shares under the 1998 Plan in order to provide him with an incentive to continue to serve as the Company's CEO and maximize shareholder value. The options were granted at an exercise price per share of $18.30, which is equal to the fair market value of the Common Stock on the date of grant. 25% of the options were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant.

Section 162(m)

        The Company intends that options granted under the Company's stock option plans be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Members of the Compensation Committee

William V. Campbell	Arthur D. Levinson (Chairman)	Jerome B. York

Information Regarding Executive Compensation

        The following table summarizes compensation information for the last three fiscal years (in each case ending in September) for (i) Mr. Jobs, Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options*	All Other Compensation
		($)	($)		(#)	($)
Steven P. Jobs Chief Executive Officer	2001 2000 1999	1 1 1	43,511,534 — —	(1)	(2) 20,000,000 —	40,484,594 — —	(1)
Fred D. Anderson Executive Vice President and Chief Financial Officer	2001 2000 1999	657,039 660,414 605,260	— — —		1,000,000 — 950,000	7,312 6,750 29,700	(3) (3) (4)
Timothy D. Cook Executive Vice President, Worldwide Sales and Operations	2001 2000 1999	452,219 451,673 401,940	500,000 — —	(5)	1,000,000 — 600,000	7,875 6,352 29,519	(3) (3) (6)
Jonathan Rubinstein Senior Vice President, Hardware Engineering	2001 2000 1999	469,737 451,949 402,200	— — —		1,000,000 — 916,668	7,875 6,577 5,888	(3) (3) (7)
Avadis Tevanian, Jr. Ph.D Senior Vice President, Software Engineering	2001 2000 1999	460,873 451,673 401,939	500 — —	(8)	1,000,000 — 1,019,580	10,200 10,200 9,600	(3) (3) (3)

(1)
In December 1999, Mr. Jobs was given a special executive bonus for serving as the Company's interim Chief Executive Officer for past services, in the form of an aircraft with a total cost to the Company of approximately $90,000,000. This amount was previously reported as a bonus for fiscal year 2000 in the Company's 2000 Form 10-K and 2000 Proxy Statement. Because the aircraft was transferred to Mr. Jobs in 2001, the amount of approximately $43.5 million paid by the Company during fiscal year 2001 towards the purchase of the plane and related tax assistance of approximately $40.5 million was reported as income to Mr. Jobs. Accordingly, the $90 million previously reported as a bonus in 2000 has been removed from the table above, and the amount reported as taxable income by Mr. Jobs related to the aircraft during fiscal year 2001 is reported as compensation.

(2)
Subsequent to fiscal year 2001, in October 2001 the Board granted Mr. Jobs options to purchase 7,500,000 shares of Common Stock under the 1998 Plan at an exercise price per share of $18.30, which equaled the fair market value based on the closing market value of Common Stock on the date of grant. 25% of the options were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant.

(3)
Consists of matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(4)
Consists of $22,500 in relocation assistance and $7,200 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(5)
A special executive bonus was given to Mr. Cook for accepting the position of Senior Vice President, Worldwide Sales Service & Support in addition to holding the position of Senior Vice President, Operations. In January 2002, Mr. Cook was named Executive Vice President, Worldwide Sales and Operations.

(6)
Consists of $24,719 in relocation assistance and $4,800 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(7)
Includes $3,465 from the disqualifying disposition of shares of Company stock acquired through the Company's Employee Stock Purchase Plan and $2,423 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(8)
Patent award.

Option Grants in Last Fiscal Year

        The following table provides information about option grants to the Named Executive Officers during fiscal year 2001.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name			Exercise or Base Price ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
Steven P. Jobs	(4)	—	—	—	—	—
Fred D. Anderson	1,000,000	2.87%	$16.8125	1/17/11	$10,573,291	$26,794,795
Timothy D. Cook	1,000,000	2.87%	$16.8125	1/17/11	$10,573,291	$26,794,795
Jonathan Rubinstein	1,000,000	2.87%	$16.8125	1/17/11	$10,573,291	$26,794,795
Avadis Tevanian, Jr.	1,000,000	2.87%	$16.8125	1/17/11	$10,573,291	$26,794,795

(1)
Based on an aggregate of 34,874,440 options granted to all employees during fiscal year 2001. Options granted in fiscal year 2001 typically vest over four years in sixteen equal quarterly increments. Options granted to executive officers, including those granted to the Named Executive Officers, typically vest in four equal annual installments commencing on the first anniversary of the date of grant.

(2)
All options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

(4)
Subsequent to fiscal year 2001, in October 2001 the Board granted Mr. Jobs options to purchase 7,500,000 shares of Common Stock under the 1998 Plan at an exercise price per share of $18.30, which equaled the fair market value based on the closing market value of Common Stock on the date of grant. 25% of the options were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. The options expire in October 2011.

Options Exercised and Year-End Option Holdings

        The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2001 and stock options held by each of them at fiscal year-end.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Steven P. Jobs	—	—	20,060,002	(3)	—	$240,600	$—
Fred D. Anderson	—	—	633,332		1,900,000	$4,044,936	$1,083,281
Timothy D. Cook	—	—	350,000		1,950,000	$2,333,187	$2,333,187
Jonathan Rubinstein	—	—	500,000		1,900,000	$3,055,062	$1,299,937
Avadis Tevanian, Jr. Ph.D	—	—	587,920		1,900,000	$2,863,520	$1,195,232

(1)
There were no stock option exercises by the Named Executive Officers during fiscal year 2001.

(2)
Market value of securities underlying in-the-money options at the end of fiscal year 2001 (based on $15.51 per share, the closing price of Common Stock on the Nasdaq National Market on September 28, 2001), minus the exercise price.

(3)
Includes 60,000 options granted to Mr. Jobs in his capacity as a director pursuant to the 1997 Director Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        From April 2000 until August 2001, the entire Board of Directors acted with respect to matters previously considered by a Compensation Committee. In August 2001, the Board re-established a Compensation Committee and named William V. Campbell, Arthur D. Levinson and Jerome B. York as members, none of whom were employees of the Company. No person who was an employee of the Company in fiscal year 2001 served on the Compensation Committee in fiscal year 2001. During fiscal year 2001, Mr. Jobs served as a director of Gap Inc. (though not on the compensation committee of that board of directors) and Mr. Drexler, the Chief Executive Officer of Gap Inc., served as a director of the Company. Other than as described in the preceding sentence, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee (or from April 2000 to August 2001, the Board), (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, (or from April 2000 to August 2001, the Board) or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Company Stock Performance

        The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "Industry Index"). The graph assumes $100 was invested in each of the Common Stock, the S&P 500 and the Industry Index on September 30, 1996. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Arrangements with Named Executive Officers

Change In Control Arrangements—Stock Options

        In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans, except the Director Plan, will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. The Director Plan provides that upon a "change in control" of the Company, all unvested options held by non-employee directors will automatically become fully vested and exercisable and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price of the options. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        In addition, options granted to the Named Executive Officers provide that in the event there is a "change in control", as defined in the Company's stock option plans, and if in connection with or following such "change in control", their employment is terminated without "Cause" or if they should resign for

"Good Reason", those options outstanding that are not yet vested and exercisable as of the date of such "change in control" shall become fully vested and exercisable. Generally, "Cause" is defined to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his or her employment duties. "Good Reason" includes resignation of employment as a result of a substantial diminution in position or duties, or an adverse change in title or reduction in annual base salary.

Certain Relationships And Related Transactions

        In connection with a relocation assistance package, the Company loaned Mr. Johnson (Senior Vice President, Retail) $1,500,000 for the purchase of his principal residence. The loan is secured by a deed of trust and is due and payable in May 2004. Under the terms of the loan, Mr. Johnson agreed that should he exercise any of his stock options prior to the due date of the loan, that he would pay the Company an amount equal to the lesser of (1) an amount equal to 50% of the total net gain realized from the exercise of the options; or (2) $375,000 multiplied by the number of years between the exercise date and the date of the loan. The largest amount of the indebtedness outstanding on this loan during fiscal year 2001 was $1,500,000.

        Mr. Jerome York, a member of the Board of Directors of the Company, is a member of an investment group that purchased MicroWarehouse, Inc. ("MicroWarehouse") in January 2000. He also serves as its Chairman, President and Chief Executive Officer. MicroWarehouse is a multi-billion dollar specialty catalog and online retailer and direct marketer of computer products, including products made by the Company, through its MacWarehouse catalogue. During fiscal year 2001, MicroWarehouse accounted for 2.89% of the Company's net sales.

Report of the Audit & Finance Committee

        The following is the report of the Audit & Finance Committee (the "Audit Committee") with respect to the Company's audited financial statements for the fiscal year ended September 29, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

        The Audit & Finance Committee (the "Audit Committee") is comprised of three members: Messrs. York, Campbell and Levinson. Both Mr. Campbell and Dr. Levinson are independent directors under the Nasdaq audit committee structure and membership requirements. Because of Mr. York's affiliation with MicroWarehouse, (see "Certain Relationships and Related Transactions"), he is deemed to be a "non-independent" director. As permitted under the Nasdaq audit committee structure and membership requirements, the Board carefully considered Mr. York's affiliation with MicroWarehouse as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. The Audit Committee operates under a written charter adopted and recently amended by the Board which is included in this proxy statement as Appendix A.

        The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to shareholders and others, reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls that management and the Board have established and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        In fulfilling its oversight responsibility of reviewing the services performed by the Company's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors' provision of non-audit services in 2001 and determined that the provision of those services is compatible with and does not impair the auditors' independence. In February 2002, the Company adopted a new auditor independence policy which bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. The Company will continue to use its auditors to perform financial consulting in such areas as audits of statutory filings of foreign subsidiaries, 401-k audits, SEC registrations, and tax compliance and planning. The new auditor policy mandates that an annual budget for both audit and non-audit services be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. The policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Director of Technical Accounting and the Chief Financial Officer.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 29, 2001 with the Company's management and KPMG LLP, the Company's independent auditors. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1 "Independence Discussion with Audit Committees" and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001.

Members of the Audit & Finance Committee

William V. Campbell (Chairman)	Arthur D. Levinson	Jerome B. York

OVERVIEW OF PROPOSALS

        This Proxy Statement contains five proposals requiring shareholder action. Proposal No. 1 requests the election of six directors to the Company's Board. Proposal No. 2 requests that the shareholders approve an amendment to the Company's 1998 Executive Officer Stock Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares. Proposal No. 3 requests ratification of the appointment of the Company's independent auditors. Proposals No. 4 and 5 are shareholder proposals. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's six nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

        The Board's nominees for re-election at this Annual Meeting are Messrs. Campbell, Drexler, Ellison, Jobs, Levinson and York.

Vote Required

        The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation

        The Board recommends that shareholders vote for re-election of Messrs. Campbell, Drexler, Ellison, Jobs, Levinson and York.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 1998 EXECUTIVE OFFICER STOCK PLAN

        The Shareholders are being asked to approve an amendment to the Company's 1998 Executive Officer Stock Plan (the "1998 Plan") to increase the number of shares reserved for issuance thereunder by 5,000,000, bringing the total number of shares of Common Stock reserved for issuance under the 1998 Plan to 48,000,000.

        The 1998 Plan is an integral part of the Company's compensation program. Under the 1998 Plan, the chairman of the Board of Directors and executive officers of the Company at the level of Senior Vice President and above and other key employees may be granted stock options, stock appreciation rights and stock purchase rights. The proposed amendment would provide the additional shares necessary to attract and retain the best available personnel for positions of substantial responsibility with the Company.

        Since the shareholders approved the 1998 Plan, a total of 45,673,338 stock options have been granted, including options that terminated before being exercised. As of January 31, 2002, there were 41,609,911 options to purchase shares outstanding and 935,849 shares of Common Stock had been issued upon the exercise of options. Only 454,240 shares remain available for grant.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Recommendation

        The Board has unanimously approved the amendment to the 1998 Plan and recommends that the shareholders vote for the amendment.

Description of the 1998 Plan

        ELIGIBILITY; LIMITATIONS. Options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan. Options granted under the 1998 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Nonstatutory stock options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan to the Chairman of the Company and to executive officers of the Company and any parent or subsidiary of the Company and other key employees. Incentive stock options may only be granted to executive officers of the Company. The Administrator, in its discretion, selects the person(s) to whom options, stock appreciation rights and stock purchase rights may be granted, the time or times at which such options, stock appreciation rights and stock purchase rights shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 1998 Plan provides that no person(s) may be granted, in any fiscal year of the Company, options, stock appreciation rights or stock purchase rights to purchase more than 34,000,000 shares of Common Stock.

        SHARES AVAILABLE FOR ISSUANCE. Upon approval of the proposed amendment by shareholders, a total of 48,000,000 shares of Common Stock will be available for issuance under the 1998 Plan. If an option, stock appreciation right or stock purchase right lapses, expires or is otherwise terminated without the issuance of shares, or if shares are tendered to pay the exercise price of an option, stock appreciation right or stock purchase right, the shares underlying the lapsed, expired or terminated option, stock appreciation right or stock purchase right or the tendered shares, shall revert to the 1998 Plan. The number of shares available for issuance will be adjusted if there is a change in the Company's capitalization, a merger, or a similar transaction.

        ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

        TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a)  EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted. The exercise price of a non-statutory option that is intended to comply with Section 162(m) of the Code may not be less than 100% of the fair market value.

        (b)  EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1998 Plan generally vest and become exercisable over a four or five year period. The 1998 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c)  TERM OF OPTION. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d)  TERMINATION OF EMPLOYMENT. If the optionee's employment or status as Chairman terminates for any reason other than death or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. Special provisions apply in the case of death of the optionee.

        (e)  DEATH. If an optionee ceases to be an employee or Chairman as a result of his or her death, then all options held by such optionee under the 1998 Plan may be exercised at any time within six months after death, or such other period up to twelve months as may be provided in the option agreement, but only to the extent the options would have been exercisable within six months after the date of death.

        (f)    NONTRANSFERABILITY OF OPTIONS, STOCK APPRECIATION RIGHTS OR STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, options, stock appreciation rights and stock purchase rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's estate or by a person who acquires the right to exercise the option, stock appreciation right or stock purchase right.

        (g)  BUYOUT. The Administrator at any time may buyout for cash or shares, an option or stock appreciation right.

        (h)  OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

        STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 1998 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement.

        The Company's obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise. When a stock appreciation right is exercised, the aggregate number of shares of Common Stock available for issuance under the 1998 Plan will be reduced by the number of underlying shares of Common Stock as to which the stock appreciation right is exercised.

        STOCK PURCHASE RIGHTS. The Administrator is authorized to grant stock purchase rights under the 1998 Plan, either concurrently with a grant of options or stock appreciation rights and/or cash awards made outside of the 1998 Plan or at any time thereafter, and to grant stock purchase rights independently of other awards. In the case of stock purchase rights, unless the Administrator determines otherwise, the agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option, stock appreciation right or stock purchase right outstanding under the 1998 Plan, and the exercise price of any such outstanding option, stock appreciation right or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options, stock appreciation rights or stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, stock appreciation rights and stock purchase rights as to all or any part of the optioned stock, stock appreciation right or stock purchase right, including those shares not otherwise exercisable.

        CHANGE IN CONTROL. In the event of a "change in control" of the Company (as defined below), all options, stock appreciation rights and stock purchase rights outstanding under the 1998 Plan as of the date on which such change in control occurs will, unless otherwise determined by the Administrator, become fully exercisable and the value of all outstanding options, stock appreciation rights and stock purchase rights will be cashed out. The cash-out price will be the difference between the exercise price and the defined "change in control price."

        A "change in control" is defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities, or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation. The "change in control price" is determined by the Administrator and may be either (x) the highest closing price of Common Stock as reported in the public market during the 60-calendar-day period immediately preceding the date of determination of the change in control price or (y) the highest price paid or offered (as determined by the Administrator) in any bona fide transaction or offer related to the change in control of the Company during the 60-calendar-day period preceding the date of determination of the change in control price.

        In the event of a sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation, in a transaction in which options, stock appreciation rights or stock purchase rights outstanding under the 1998 Plan are not accelerated and cashed out as provided above, each outstanding option, stock appreciation right or stock purchase right will be assumed or an equivalent option, stock appreciation right or stock purchase right will be substituted by the successor corporation in the transaction or by a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option, stock appreciation right or stock purchase right as to all of the shares subject thereto, including shares that would not otherwise be exercisable. If the Administrator makes an option, stock appreciation right or stock purchase right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Company shall notify the optionee that the option, stock appreciation right or stock purchase right will be fully exercisable for a period of 30 days from the date of such notice, and the option, stock appreciation right or stock purchase right will terminate upon the expiration of such period.

        AMENDMENT AND TERMINATION OF THE 1998 PLAN. The Board may amend, alter, suspend or terminate the 1998 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1998 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option, stock appreciation right or stock purchase right previously granted under the 1998 Plan without the written consent of the optionee.

        STOCK PRICE. On, March 1, 2002, the closing price of the Common Stock as quoted on the Nasdaq National Market was $23.45.

FEDERAL INCOME TAX CONSEQUENCES

        INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

        NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. If at the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

        The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

        STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of a stock appreciation right will constitute wages for which withholding will be required. The Company will generally be entitled to a tax deduction in the same amount. Any gain or loss on the resale of Common Stock acquired upon exercise of a stock appreciation right will be treated as a taxable gain or loss.

        SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. To qualify as "performance-based" within the meaning of Section 162(m) of the Code, options and stock appreciation rights must be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant, among other things. To the extent these requirements are met, compensation attributable to options and stock appreciation rights granted to executive officers under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Plan in accordance with the terms of the 1998 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

        Compensation attributable to stock purchase rights granted under the 1998 Plan will not generally qualify as "performance-based" within the meaning of Section 162(m) of the Code. As a result, income recognized by executive officers in connection with stock purchase rights will be subject to the limitations on deductibility under such section.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK APPRECIATION RIGHTS, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS AND STOCK PURCHASE RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

PARTICIPATION IN THE
1998 EXECUTIVE OFFICER STOCK PLAN

        The following table sets forth certain information with respect to options granted under the 1998 Plan during fiscal year 2001 to (i) each Named Executive Officer listed in the Summary Compensation Table; (ii) all executive officers as a group and (iii) all employees, excluding executive officers, as a group. Members of the Board other than the Chairman are not eligible to receive grants under the 1998 Plan. As of the date of this proxy there has been no determination by the Board of Directors with respect to future awards under the 1998 Plan.

Name	Number of Securities Underlying Options Granted (#)	Average Weighted Exercise or Base Price ($/Sh)
Steven P. Jobs Chief Executive Officer	(1)	(1)
Fred D. Anderson Executive Vice President and Chief Financial Officer	1,000,000	$16.8125
Timothy D. Cook Executive Vice President, Worldwide Sales and Operations	1,000,000	$16.8125
Jonathan Rubinstein Senior Vice President, Hardware Engineering	1,000,000	$16.8125
Avadis Tevanian, Jr. Ph.D Senior Vice President, Software Engineering	1,000,000	$16.8125
All executive officers as a group	5,100,000	$16.9118
All other employees as a group	200,000	$18.50

(1)
Subsequent to fiscal year 2001, in October 2001 the Board granted Mr. Jobs options to purchase 7,500,000 shares of Common Stock under the 1998 Plan at an exercise price of $18.30 per share.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2002. KPMG served as the Company's independent auditors for fiscal year 2001. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2002. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Fees Paid To The Independent Auditors

Audit Fees

        KPMG billed the Company aggregate fees of $1,800,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

Financial Information Systems Design and Implementation

        KPMG billed the Company aggregate fees of $13,000,000 for professional services rendered for various information system implementation projects in fiscal 2001. This includes $10,500,000 paid to KPMG Consulting LLC, a former subsidiary of KPMG LLP that was spun-off as a wholly independent company in February 2001.

All Other Fees

        KPMG billed the Company aggregate fees of $3,110,000 for other professional services rendered in fiscal 2001, including $1,700,000 for professional services in connection with tax preparation and consultation, $700,000 for financial assurance services, $500,000 for statutory filings and audits and $210,000 for other audit related services.

        The Audit & Finance Committee of the Board of Directors has determined that the auditors' provision of non-audit services in 2001 is compatible with and does not impair the auditors' independence.

        In February 2002, the Company adopted a new auditor independence policy which bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. The Company will continue to use its auditors to perform financial consulting in such areas as audits of statutory filings of foreign subsidiaries, 401-k audits, SEC registrations, and tax compliance and planning. The new auditor policy mandates that an annual budget for both audit and non-audit services be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. The policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Director of Technical Accounting and the Chief Financial Officer.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Recommendation

        The Board recommends that shareholders vote for ratification of the appointment of KPMG LLP as the Company's independent auditors.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL

        The Central Pension Fund of the International Union of Operating Engineers, 41115 Chesapeake Street, N.W., Washington, DC 20016-4665, owner of 48,026 shares of the Company's common stock, has submitted the following proposal:

        RESOLVED, that the shareholders of Apple Computer, Inc. ("Company") hereby request that the Company's Board of Directors adopt an Independent Board Nominating Committee Policy that provides for a transition to a Nominating Committee composed entirely of independent directors as Nominating Committee openings occur. For purposes of this resolution, a director would not be considered independent if he or she is currently or during the past five years has been:

  •
  Employed by the company or an affiliate in an executive capacity;

  •
  Employed by a firm that is one of the Company's paid advisors or consultants;

  •
  Employed by a significant customer or supplier;

  •
  Employed by a tax-exempt organization that receives significant contributions from the Company;

  •
  Paid by the Company pursuant to any personal services contract with the company;

  •
  Serving in an executive capacity or as a director of a corporation on which the Company's chairman or chief executive officer is a board member; or

  •
  Related to a member of management of the company

Supporting Statement

        A board of director's nominating committee is charged with the role of selecting candidates for the corporation's board. The board of directors fulfills the vital function of hiring, monitoring, compensating, and when necessary, replacing senior management. It participates with and oversees management as it first develops and then executes the corporation's strategic plans.

        The nominating committee performs the important task of seeking out, interviewing and ultimately recommending new board nominees that will stand for election by the shareholders. The board nominating committee should be composed entirely of directors independent of management who can take the necessary actions to seek, nominate, and present new director candidates to the shareholders. In our opinion the definition of "independent" director advanced in the resolution will ensure that those members of the Company's Nominating Committee will be totally independent of management and best able to undertake their responsibilities in developing an independent Board focused on the Company's long-term success.

        Implementation of this resolution would strengthen the process by which director nominees are selected at our Company.

        As a long-term shareholder, we urge your support of this important corporate governance reform that we believe will contribute to the Company's long-term success.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Board of Directors' Statement Opposing Shareholder Proposal

        The Board of Directors recommends that you vote AGAINST the shareholder proposal for the reasons set forth below.

        The Board agrees that decisions concerning the selection of candidates to serve on the Company's Board of Directors should be made by a committee of independent directors. During the past year, the Board established a Nominating Committee comprised entirely of two outside directors, each of whom it believes qualifies as independent. The current members of the Nominating Committee are Messrs. Campbell and Levinson.

        The Nominating Committee consists of experienced, independent directors with significant expertise regarding the Company's business and operations. When filling a vacancy on the Nominating Committee, the Board must retain the flexibility to consider as many directors as possible based on their talent, experience, knowledge, competence and integrity. Although some of these candidates may have a professional or business relationship involving the Company, the Board considers any such relationship on a case-by-case basis in determining whether the director is qualified to serve as an independent director on the Nominating Committee.

        The adoption of the shareholder proposal would require a mechanical application of a very narrow definition of "independent director," and would automatically bar certain qualified directors with significant insight and knowledge regarding the Company from serving on the Nominating Committee without further inquiry into their substantive independence. The proposal could create the presumption that a director was not independent because he or she was an employee of a company that engaged in arm's-length commercial transactions with the Company in the ordinary course of business, or of a foundation or university that purchased or used the Company's computers.

        The Board does not believe that the adoption of the shareholder proposal would serve the best interests of the Company or its shareholders. In the Board's judgment, the standards of independence suggested by the shareholder proposal are unduly restrictive, and could disqualify some of the best-qualified directors from serving on the Nominating Committee. The Board believes that the existing standards for evaluating the independence of candidates to serve on the Nominating Committee are consistent with industry standards and in the best interests of the shareholders.

Recommendation

        The Board of Directors recommends a vote "AGAINST" the above shareholder proposal.

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL

        The International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth St. N.W., Washington D.C. 20005, owner of 12,506 shares of the Company's common stock, has submitted the following proposal:

        Resolved, that the shareholders of Apple Computer, Inc. ("Company") hereby request that the Company's Board of Directors adopt an Independent Board Compensation Committee Policy that provides for a transition to a Compensation Committee composed entirely of independent directors as Compensation Committee openings occur. For purposes of this resolution, a director would not be considered independent if he or she is currently or during the past five years has been:

  •
  Employed by the company or an affiliate in an executive capacity;
  •
  Employed by a firm that is one of the Company's paid advisors or consultants;
  •
  Employed by a significant customer or supplier;
  •
  Employed by a tax-exempt organization that receives significant contributions from the Company;
  •
  Paid by the Company pursuant to any personal services contract with the Company;
  •
  Serving in an executive capacity or as a director of a corporation on which the Company's chairman or chief executive officer is a board member; or
  •
  Related to a member of management of the Company.

        Statement of Support:    The role of a board of director's executive compensation committee is critically important to the long-term success of the corporation. The executive compensation committee establishes compensation policies and practices that focus senior management on the development and implementation of corporate strategies designed to maximize long-term corporate value.

        Unfortunately, in recent years corporate executive compensation practices and policies have drawn considerable public and shareholder attention for all the wrong reasons. Excessive executive compensation levels highlight the tendency of most compensation programs to provide handsome rewards for ordinary or less than ordinary performance. Current executive compensation plans often present a system of pay for performance, but they lack challenging performance benchmarks by which executives' performance can be judged.

        In order to ensure the integrity of the executive compensation process and the effectiveness of a corporation's executive compensation policies and practices, the Board's Executive Compensation Committee should be composed entirely of directors independent of management.

        As long-term shareholders, we urge your support of this important corporate governance reform that we believe will contribute to the Company's long-term success.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Board of Directors' Statement Opposing Shareholder Proposal

        The Board of Directors recommends that you vote AGAINST the shareholder proposal for the reasons set forth below.

        In August 2001, the Board re-established a Compensation Committee comprised of three experienced, outside directors. The members of the Compensation Committee are Messrs. Campbell, Levinson and York. If adopted, the proposal would impose arbitrary and unnecessary limitations that could deprive the Company and its shareholders of valuable future members of the Compensation Committee.

        The definition of "independent director" is the same as that in Proposal No. 4 and for the same reasons as discussed in the Board of Directors' Statement Opposing Shareholder Proposal to Proposal No. 4, the adoption of this shareholder proposal would require a mechanical application of a very narrow definition of "independent director," and would automatically bar certain qualified directors with significant insight and knowledge regarding the Company from serving on the Compensation Committee without further inquiry into their substantive independence.

        When filling a vacancy on the Compensation Committee, the Board must retain the flexibility to consider as many directors as possible based on their talent, experience, knowledge, competence and integrity. Currently, one member of the Compensation Committee, Mr. York, is affiliated with a company that accounted for 2.89% of the Company's net sales during fiscal year 2001 (see "Certain Relationships and Related Transactions"). Although we do not believe this relationship affects Mr. York's independence or his service on the Compensation Committee, there is no way for us to objectively determine whether Mr. York qualifies as an "independent director" under the definition set forth in the shareholder proposal. The proposal if adopted could create the presumption that a director was not independent because he or she was an employee of a company that engaged in arm's-length commercial transactions with the Company in the ordinary course of business, or of a foundation or university that purchased or used the Company's computers.

        The Board does not believe that the adoption of the shareholder proposal would serve the best interests of the Company or its shareholders. In the Board's judgment, the standards of independence suggested by the shareholder proposal are unduly restrictive, and could disqualify some of the best-qualified directors from serving on the Compensation Committee. The Board believes that the existing standards for evaluating the independence of candidates to serve on the Compensation Committee are consistent with industry standards and in the best interests of the Company and its shareholders.

Recommendation

        The Board of Directors recommends a vote "AGAINST" the above shareholder proposal.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SHAREHOLDER PROPOSALS

        Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to the Company for receipt no later than February 4, 2003. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than November 20, 2002. In addition, the Company's bylaws provide for the timing and content of notice which shareholders must provide to the Company's corporate secretary for the nomination of directors or other proposals to be properly presented at a shareholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice must be received by the 10th business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

THE BOARD OF DIRECTORS

Dated: March 21, 2002

Appendix A

APPLE COMPUTER, INC.
AUDIT AND FINANCE COMMITTEE CHARTER

        There shall be a Committee of the Board of Directors (the "Board") to be known as the Audit and Finance Committee ("Committee") with purpose, composition, duties and responsibilities, as follows:

        Purpose of the Committee.    The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to the shareholders and others; the systems of internal controls that management and the Board have established; and the auditing, accounting, and financial reporting process generally. The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation's financial statements.

        Composition of the Committee.    The members of the Committee shall be appointed by the Board. The Committee will be composed of not less than three members and shall be composed solely of "independent" directors who are financially literate and at least one member must have accounting or related financial management expertise. One member may be "non-independent", provided that the Board determines it to be in the best interests of the Corporation and its shareholders, and the Board discloses the reasons for the determination in the Corporation's annual proxy statement. No member shall be an officer or employee of the Corporation or its subsidiaries. The Chairman of the Committee shall be designated by the Board.

        Committee Meetings.    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet quarterly with the Director of Internal Audit and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee should meet with the independent auditors and management quarterly to review the Corporation's financial information. The Committee shall report to the full Board with respect to its meetings. The Chairman of the Board, any member of the Committee, or the Secretary of the Corporation may call meetings of the Committee.

        The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee.

        Duties and Responsibilities.    In meeting its responsibilities, the Committee is expected to:

1.
Provide an open avenue of communication between the internal auditors, the independent auditor, and the Board.
2.
Review and update the Committee's charter annually.
3.
Recommend to the Board the independent auditor to be nominated, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.
4.
Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.
5.
Confirm and assure the independence of the independent auditor, including confirmation that the independent auditor did not perform any non-financial consulting services such as information technology consulting or Internal Audit services.
6.
Review policies and procedures for the engagement of the independent auditor, and consider whether the independent auditor's performance and fees for non-audit services is compatible with the auditor's independence.

7.
Inquire of management, the Director of Internal Audit, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.
8.
Consider, in consultation with the independent auditor and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent auditor.
9.
Review with the Director of Internal Audit and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
10.
Consider and review with the independent auditor and the Director of Internal Audit:
•
The adequacy of the Corporation's internal controls including computerized information system controls and security.
•
Any related significant findings and recommendations of the independent auditor and internal auditing together with management's responses thereto.
11.
Review with management and the independent auditor at the completion of the annual examination:
•
The Corporation's annual financial statements and related footnotes.
•
The independent auditor's audit of the financial statements and his or her report thereon.
•
The accompanying Management Letter and any reports with respect to interim periods.
•
Any major changes to the Corporation's accounting principles and practices.
•
Any significant changes required in the independent auditor's audit plan.
•
Any difficulties or disputes with management encountered during the course of the audit.
•
Other matters related to the conduct of the audit which are to be communicated to the Committee under Generally Accepted Auditing Standards.
12.
Consider and review with management and the Director of Internal Audit:
•
Significant findings during the year and management's responses thereto.
•
Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
•
Any changes required in the planned scope of their audit plan.
•
The Internal Audit department budget and staffing.
13.
Review filings with the SEC and other published documents containing the Corporation's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.
14.
Review with management and/or the independent auditor the interim financial report before it is filed with the SEC or other regulators.
15.
Review legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.
16.
Meet with the Director of Internal Audit, the independent auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.
17.
Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.
18.
Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.
19.
Review periodically the capital structure of the Corporation and to the extent it deems necessary, recommend to the Board transactions or alterations of the capital structure of the Corporation.
20.
Review for approval or disapproval special transactions or expenditures as specifically delegated by the Board or such other special transactions or expenditures not specifically delegated by the Board if determined by the Committee that approval by the full Board is not necessary or convenient such as transactions that require relatively rapid decisions (such as the sale of securities or the terms of authorized debt).
21.
Review and recommend to the Board changes in the Corporation's treasury resolutions and expenditure authorizations.

22.
Periodically meet with the Investment Review Committee on matters pertaining to the Corporation's investment practices for foreign exchange, investments, and derivatives.
23.
The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other advisors and experts to assist it in the conduct of any investigation and full performance of its functions.
24.
Meet quarterly with management and the independent auditor prior to the earnings release to review quarterly results, including significant financial reporting judgments reflected in the Corporation's financial statements.
25.
Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.
26.
Review and concur with the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account.
27.
Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints which raise material issues regarding the Corporation's financial statements or accounting policies.
28.
The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board.

APPLE COMPUTER, INC. 1998
EXECUTIVE OFFICER STOCK PLAN

        1.    Purposes of the Plan.    The purposes of this Stock Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility;

  •
  to provide additional incentive to the Chairman and/or Executive Officers and other key employees; and

  •
  to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock appreciation rights ("SARs") may be granted under the Plan in connection with Options or independently of Options. Stock Purchase Rights may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)  "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option, SAR or Stock Purchase Right grant. The Agreement is subject to the terms and conditions of the Plan.

          (c)  "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, SARs or Stock Purchase Rights are, or will be, granted under the Plan.

          (d)  "Board" means the Board of Directors of the Company.

          (e)  "Chairman" means the Chairman of the Board.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (h)  "Common Stock" means the common stock of the Company.

          (i)    "Company" means Apple Computer, Inc., a California corporation.

          (j)    "Continuous Status as Chairman" unless determined otherwise by the Administrator, means the absence of any interruption or termination as Chairman of the Board with the Company. Continuous Status as Chairman shall not be considered interrupted in the case of medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination as Chairman with the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute status as "Chairman" by the Company.

          (k)  "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship with the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while an employee is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, or its successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)    "Director" means a member of the Board.

          (m)  "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company subject to (k) above.

          (n)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)  "Executive Officer" means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (q)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

          (r)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (s)  "Option" means a stock option granted pursuant to the Plan.

          (t)    "Optioned Stock" means the Common Stock subject to an Option, SAR or Stock Purchase Right.

          (u)  "Optionee" means the holder of an outstanding Option, SAR or Stock Purchase Right.

          (v)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w)  "Plan" means this 1998 Executive Officer Stock Plan.

          (x)  "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

          (y)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (z)  "SAR" means a stock appreciation right granted pursuant to Section 10 below.

          (aa) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (cc) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by an Agreement.

          (dd) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject To The Plan.    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan or for which SARs or Stock Purchase Rights may be granted and exercised is 48,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        In the discretion of the Administrator, any or all of the Shares authorized under the Plan may be subject to SARs issued pursuant to the Plan.

        If an Option, SAR or Stock Purchase Right issued under the Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for other Options, SARs or Stock Purchase Rights under this Plan (unless the Plan has terminated); however, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or SAR, such Shares shall not become available for future grant under the Plan. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

              (i)  Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are not Employees, (B) Directors who are Employees, (C) Officers who are not Directors and (D) Employees who are neither Directors nor Officers.

            (ii)  Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or SARs granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

            (ii)  to select the person(s) to whom Options, SARs and Stock Purchase Rights may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Option, SAR or Stock Purchase Right granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, SAR or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Options, SARs or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, SAR or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any Option, SAR or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, SAR or Stock Purchase Right shall have declined since the date the Option, SAR or Stock Purchase Right was granted;

          (vii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (ix)  to modify or amend each Option, SAR or Stock Purchase Right (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (x)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, SAR or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, SAR or Stock Purchase Right previously granted by the Administrator; and

          (xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options, SARs or Stock Purchase Rights.

        5.    Eligibility.    Nonstatutory Stock Options, SARs and Stock Purchase Rights may be granted to the Chairman, Executive Officers and other key employees or to such other individuals as determined by the Administrator whom the Company has offered a position of Chairman or Executive Officer. Incentive Stock Options may be granted only to Executive Officers and other key employees.

        6.    Limitations.

          (a)  Each Option shall be designated in the Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)  Neither the Plan nor any Option, SAR or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as an Employee with or Chairman of the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options and SARs:

              (i)  No participant shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 34,000,000 Shares;

            (ii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15;

            (iii)  If an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limits set forth in subsections (i) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

        7.    Term of Plan.    Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

        8.    Term of Option.    The term of each Option shall be stated in the Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Agreement.

        9.    Option Exercise Price and Consideration.

          (a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)  In the case of an Incentive Stock Option;

              (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

              (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

            (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

            (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant as determined by the Administrator or pursuant to a merger or other corporate transaction.

        (b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)  cash;

            (ii)  check;

            (iii)  promissory note;

            (iv)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii)  any combination of the foregoing methods of payment; or

          (viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.    Stock Appreciation Rights.

          (a)  Granted in Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

              (i)  The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of a SAR; provided, however, that such limit shall not restrict the exercisability of the related Option;

            (ii)  When a SAR is exercised, the related Option, to the extent surrendered, shall no longer be exercisable;

            (iii)  A SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

            (iv)  A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

          (b)  Independent SARs. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

              (i)  The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

            (ii)  SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's Agreement.

          (c)  Form of Payment. The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

          (d)  Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

        11.    Exercise of Option or SAR.

          (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

        An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

          (b)    Termination of Continuous Status as Chairman.    Upon termination of an Optionee's Continuous Status as Chairman (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (c)    Termination of Continuous Employment.    Upon termination of an Optionee's Continuous Status as Employee (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (d)    Death of Optionee.    If an Optionee dies (i) while an Employee or Chairman, the Option or SAR may be exercised at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and terminated his or her employment six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) after the date of death; or (ii) within ninety (90) days after the termination of Continuous Status as an Employee or Chairman, the Option or SAR may be exercised, at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

        Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        12.    Stock Purchase Rights.

          (a)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Optionee in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of an Agreement in the form determined by the Administrator.

          (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)    Other Provisions.    The Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)    Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

        13.    Transferability of Options, SARs and Stock Purchase Rights.    Unless determined otherwise by the Administrator, an Option, SAR or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, SAR or Stock Purchase Right transferable, such Option, SAR or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

        14.    Stock Withholding to Satisfy Withholding Tax Obligations.    When an Optionee incurs tax liability in connection with the exercise of an Option, SAR or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued upon exercise of the SAR or Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (c)  the election must be made on or prior to the applicable Tax Date; and

          (d)  all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option, SAR or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        15.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, SAR or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, SARs or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, SAR or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option, SAR or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, SAR or Stock Purchase Right.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, all outstanding Options, SARs and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option, SAR or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option, SAR or Stock

  Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option, SAR or Stock Purchase Right would not otherwise be exercisable.

          (c)    Merger or Asset Sale.    Unless otherwise determined by the Administrator, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, SAR and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, SAR or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, SAR or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, SAR or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option, SAR or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, SAR or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Purchase Right, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)    Change in Control.    In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

              (i)  Any Options, SARs and Stock Purchase Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

            (ii)  The value of all outstanding Options, SARs and Stock Purchase Rights shall, unless otherwise determined by the Administrator at or after grant, be cashed-out. The amount at which such Options, SARs and Stock Purchase Rights shall be cashed out shall be equal to the excess of (x) the Change in Control Price (as defined below) over (y) the exercise price of the Common Stock covered by the Option, SAR or Stock Purchase Right. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option, SAR or Stock Purchase Right by bequest or inheritance.

          (e)    Definition of "Change in Control".    For purposes of this Section 15, a "Change in Control" means the happening of any of the following:

              (i)  When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii)  The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

          (f)    Change in Control Price.    For purposes of this Section 15, "Change in Control Price" shall be, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

        16.    Date of Grant.    The date of grant of an Option, SAR or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, SAR or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        17.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options, SARs or Stock Purchase Rights granted under the Plan prior to the date of such termination.

        18.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.        Shares shall not be issued pursuant to the exercise of an Option, SAR or Stock Purchase Right unless the exercise of such Option, SAR or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Option, SAR or Stock Purchase Right, the Company may require the person exercising such Option, SAR or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        19.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        21.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

        22.    Non-U.S. Employees.    Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

Apple Computer, Inc.	[COMPUTERSHARE LOGO] Computershare Investor Services 2 North LaSalle Street Chicago IL 60602 www.computershare.com
[BARCODE]
MR A SAMPLE	CONTROL NUMBER
DESIGNATION (IF ANY)
ADD 1	000000 0000000000 0 0000
ADD 2
ADD 3	000000000.000 ext
ADD 4	000000000.000 ext
ADD 5	000000000.000 ext
ADD 6	000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
☐
Mark this box with an X if you have made changes to your
name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2002

The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Apple Computer, Inc. to be held at 1 Infinite Loop, Cupertino, California 95014 on Wednesday, April 24, 2002 at 10:00 a.m., and hereby appoints Fred D. Anderson and Nancy R. Heinen, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 AND 3, AGAINST PROPOSALS 4 AND 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE.

+	+

VOTE BY INTERNET

Dear Shareholder:

We are pleased to announce that you can now vote your shares over the Internet. We encourage you to take advantage of this new feature which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

VOTE BY INTERNET
1.	Read the accompanying Proxy Statement
2.	Go to the website www.computershare.com/us/proxy
3.	Enter the 6-digit Control Number located above
4.	Follow the simple instructions on the screen

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 10:00 a.m. Central Time, April 22, 2002.

If you vote by Internet, please do not return your proxy by mail.

THANK YOU FOR YOUR VOTE.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	ABC	123	☒	[BARCODE] +
Holder Account Number	C 1234567890 J N T
Proxy—Apple Computer, Inc.
A Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold
01—William V. Campbell	☐	☐	04—Steven P. Jobs	☐	☐
02—Millard S. Drexler	☐	☐	05—Arthur D. Levinson	☐	☐
03—Lawrence J. Ellison	☐	☐	06—Jerome B. York	☐	☐
B Issues
The Board of Directors recommends a vote FOR proposals 2 and 3 and AGAINST proposals 4 and 5.
		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the 1998 Executive Officer Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 5,000,000 shares.	☐	☐	☐	5.	To consider a shareholder proposal requiring the Board of Directors to adopt a Board Compensation Committee composed entirely of independent outside directors.	☐	☐	☐
3.	To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002.	☐	☐	☐	6.	To transact such other business as may properly come before the meeting and any postponements or adjournment(s) thereof.	☐	☐	☐
4.	To consider a shareholder proposal requiring the Board of Directors to adopt a Board Nominating Committee composed entirely of independent outside directors.	☐	☐	☐
C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.
Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /
+ A601	1 U P X	+

Directions:

FROM SAN JOSE:
Take 280 northbound
Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4	FROM SAN FRANCISCO:
Take 280 southbound
Take the De Anza Blvd. exit
Make a right onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue
Proceed to Building 4
Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for 2001 in lieu of producing a glossy annual report.

QuickLinks

PROXY STATEMENT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Members of the Compensation Committee
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Report of the Audit & Finance Committee
Members of the Audit & Finance Committee
OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE 1998 EXECUTIVE OFFICER STOCK PLAN
PARTICIPATION IN THE 1998 EXECUTIVE OFFICER STOCK PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL NO. 4 SHAREHOLDER PROPOSAL
PROPOSAL NO. 5 SHAREHOLDER PROPOSAL
OTHER MATTERS
SHAREHOLDER PROPOSALS
APPLE COMPUTER, INC. AUDIT AND FINANCE COMMITTEE CHARTER
1998 Executive Officer Stock Plan